ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                LAW AND REGULATION DEPARTMENT
                   3100 Sanders Road, J5B
                 Northbrook, Illinois 60062


                       February 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


RE: Rule 24f-2 Notice for Allstate Life of New York Separate Account A Allstate Life Insurance Company of New York
         Registration No.: 33-65381
         Investment Company Act Registration No.: 811-07467


Dear Sir/Madam:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and are nonassessable.


                      Allstate Life Insurance Company of New York



                  By: /s/ MICHAEL J. VELOTTA
                      -----------------------
                      Michael J. Velotta
                      Vice President, Secretary and General Counsel